SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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INDIGO-ENERGY, INC.
 (Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 15, 2007

TO THE STOCKHOLDERS OF INDIGO-ENERGY, INC.:

You are cordially invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Indigo-Energy, Inc. (the “Company”) to be held at Green Valley Ranch Resort, 2300 Paseo Verde Dr., Henderson, Nevada 89052 on October 15, 2007, at 3:00 p.m. (local time). At the Annual Meeting, you will be asked to vote on the following:

1.	The election of the Directors to the Company’s Board, to hold office until their successor are elected and qualified or until their earlier resignation or removal (Proposal No. 1);

2.	The authorization and adoption of the 2007 Stock Option Plan of Indigo-Energy, Inc., a copy of which is attached hereto as Exhibit A (Proposal No. 2);

3.	To ratify the appointment of LJ Soldinger Associates, LLC as the Company’s independent accounting firm for the fiscal year ending December 31, 2007; and

4.	To consider and act upon any other business that may properly come before the meeting or any adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice.

The Board has fixed the close of business on August 20, 2007 as the Record Date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in the following manner:

•	By mail — fill in, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

You may attend the meeting and vote in person even if you have previously voted by proxy. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

The Annual Report to stockholders for the Company’s fiscal year ended December 31, 2006, has been mailed with or prior to this Proxy Statement. This Proxy Statement and the enclosed proxy are expected to be mailed to stockholders on or about September 1, 2007.

By:	/s/ Stanley L. Teeple
Stanley L. Teeple
Chief Financial Officer, Secretary, Treasurer and Director

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please SIGN, DATE, and RETURN the enclosed proxy immediately whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2007 Annual Meeting of Stockholders to be held on October 15, 2007. Your vote is very important. For this reason, our Board of Directors is requesting that you either vote at the meeting or permit your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Voting materials, which include this proxy statement, the proxy card and our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, will be mailed to stockholders beginning September 1, 2007. Indigo’s principal executive offices are located at 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada. Indigo’s main telephone number is (702) 990-3387. In this proxy statement, Indigo-Energy, Inc. is referred to as the “Company,” “Indigo” and “we.”

Questions and Answers

Q:	Who may vote at the meeting?

A:
You may vote your Indigo stock if our records show that you owned your shares on August 20, 2007, which is referred to as the Record Date. On August 20, 2007, there were 160,169,599 shares of common stock outstanding. You may cast one vote for each share of common stock held by you on all matters presented.

Q:	What proposals will be voted on at the annual meeting?

A:	There are two proposals scheduled to be voted on at the annual meeting:

•	Election of five members of the Board;

•	Authorization and adoption of the 2007 Stock Option Plan of Indigo-Energy, Inc. (the “2007 Stock Option Plan”); and

•	The ratification of the appointment of LJ Soldinger Associates, LLC as the Company’s independent accounting firm for the fiscal year ending December 31, 2007.

We will also consider other business that properly comes before the meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote:

•	“FOR” each of the nominees to the Board;

•	“FOR” the authorization and adoption of the 2007 Stock Option Plan;

•	“FOR” the ratification of the appointment of LJ Solinger Associates, LLC as the company’s independent accounting firm for the fiscal year ending December 31, 2007;

Q:	How can I vote my shares in person at the annual meeting?

A:
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered the stockholder of record with respect to those shares and the proxy materials and proxy card are being sent directly to you by Indigo. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

A number of stockholders of Indigo hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your broker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the meeting in order to vote in person.

Q:	How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details.

Q:	What happens if additional matters are presented at the annual meeting?

A:
Other than the there items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, Stanley L. Teeple, Chief Financial Officer of the Company, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	What happens if I do not give specific voting instructions?

A:
If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee will have authority to vote your shares on all matters to be considered at the meeting.

Q:	What is the quorum requirement for the annual meeting?

A:
A majority of Indigo’s outstanding shares as of the record date must be present at the meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Q:	How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote at the meeting or specifically request in writing that your prior proxy be revoked.

Q:	Is my vote confidential?

A.
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Indigo or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which may be forwarded to Indigo’s management.

Q:	Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Inspector of Elections and published in our annual report on Form 10-KSB for the fiscal year ended 2007.

Q:	How can I obtain a separate set of voting materials?

A:
To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Indigo stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-KSQ for the fiscal year ended December 31, 2006 to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of these materials. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling us at:

INDIGO-ENERGY, INC. 701 N. Green Valley Pkwy., Suite 200 Henderson, Nevada 89074 (702) 990-3387

Q:	How can I obtain a copy of Indigo’s 10-KSB?

A:
A copy of the Company’s 10KSB is included in this Proxy Statement. You may obtain an additional copy of our 2006 Form 10-KSB by sending a written request to the address listed above under “How can I obtain a separate set of voting materials?” If you prefer a copy of the 2006 Form 10-KSB including exhibits, you will be charged a fee (which will be limited to our reasonable expenses in furnishing such exhibits). Our Form 10-KSB is also available in PDF format on the SEC website at http://www.sec.gov.

Q:	What is the voting requirement to approve each of the proposals?

A:
A “FOR” vote is required in favor of each of the nominees for Directors. Since there are five nominees and the by-laws of the Company permit five members to be elected to the Board of Directors, each nominee will be elected provided that he receives at least one vote at the annual meeting. The proposal regarding the authorization and adoption of the 2007 Stock Option Plan of Indigo-Energy, Inc. and the ratification of our auditors requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the annual meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of any matter being voted on at the meeting. There are no votes scheduled that are considered “non-routine.”

Q:	How can I communicate with the Board of Directors?

A:
The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, form time to time, and addresses those communications as appropriate. Shareholders can send communications to the Board in writing to:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387
Attn: Stanley L. Teeple

WHO CAN HELP ANSWER YOUR QUESTIONS?

You may seek answers to your questions by writing or calling the Company at its principal executive offices:

INDIGO-ENERGY, INC.
701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89074
(702) 990-3387

ELECTION OF DIRECTORS
PROPOSAL NO. 1

The Board proposes the election of the current Directors of the Company for an additional term of one year. The following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of Directors.

The Board adheres to corporate governance principles designed to assure the continued vitality of the Board and excellence in the execution of its duties. The Board is responsible for supervision of the overall affairs of the Company. Following the Annual Meeting, the Board will consist of five Directors. All Directors are U.S. citizens. The term of each director continues until the next annual meeting or until successors are elected. The nominees for director are:

Name	Biographical Information and Current Directorships

Stanley L. Teeple
Over the past 5 years, Stan Teeple has acted as President of Stan Teeple Inc. Further he has held held numerous senior management positions over the last 30 years in a number of public and private companies across a broad spectrum of industries. In his capacity as a turnaround consultant he has taken over and ultimately owned, operated, and then sold two $50 plus million perishables distribution businesses involved in commercial, wholesale, franchise and retail operations. Additionally he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries. He is presently CFO of an entertainment related publicly traded company, operates his consulting business on a project-to-project basis, and holds various other directorships. His businesses operational strengths include knowing how to manage and maximize the resources and preserve the integrity of a company from start-up through to maturity. In his capacity as President of Stan Teeple, Inc. for the last 25 plus years, he has provided services to various bankruptcy Trustees and Counsel primarily in the Central District of California. Some of the companies included as clients are United Artists Theatre Circuit, Chiquita Brands, Inc., United Airlines, Warner Lambert, General Mills, Coca-Cola Foods, Numero Uno Pizza, Pro Image Entertainment Corporation, and Compass Microsystems.

Stacey Yurkus
Ms.Yonkus has been a part of Asbury Automotive since 2002 as its Director of Investor Relations. She was formerly a Director of Investor Relations for Asbury Automotive Group, a NYSE listed Fortune-500 Company. Ms. Yonkus, joined the Company, just after its 2002 initial public offering, and worked directly with senior management to develop a world-class investor relations program which has raised Asbury's profile within the investment community. During her tenure, the Company has raised a combined $600 million in three post-IPO bond deals, had four successful secondary offerings, and one convertible note offering. Prior to joining Asbury, Ms. Yonkus was the Investor Relations Director for Globix Corporation, a publicly traded Internet infrastructure company. She was responsible for the development and execution of all investor relation programs, for both internal and external investors. Prior to Globix, Ms. Yonkus established and ran the IR function at Donna Karan International, formally a NYSE listed company, until the Company was acquired by LVMH. Prior to Donna Karan, Ms. Yonkus spent several years with Thomson Financial where she assisted many publicly traded companies with their investor relation initiatives. Her clientele included such high-profile companies as 3Com, Oracle and Sun Microsystems. Ms. Yonkus currently serves on the board of directors and audit committee of a privately held technology company, Two Jumps Corp. Prior to being involved in the investor relations field, Ms. Yonkus spent several years in the investment arena as a retail stockbroker and is presently an industry consultant. Ms, Yonkus holds a bachelors degree in Economics from the State University of New York.

Frank Garufi
Mr. Garufi has been an independent consultant for the past 5 years. He has 45 years of experience in the oil and gas production field. He formed Baron Crest Energy Co. in 1963 for the purpose of drilling oil and gas wells. He has been a general partner in at least 35 drilling partnerships. Baron Crest Energy Co. has drilled over 550 wells, 150 of which were shallow oil wells in Pennsylvania. Baron Crest Energy Co. and/or Mr. Garufi particpated in 50 deep wells in Texas and Louisiana of which 20 were horizontially drilled in Shelby County, Texas. Mr. Garufi also served as Senior Directo of Investor Relations with Santa Fe Petroleum, LLC in Dallas, Texas for a number of years. Mr. Garufi is also a Partner in Altoona Curve Baseball LP, a AA team affiliated with the Pittsburgh Pirates Baseball team.

John Hurley
Mr. Hurley has been in private law practice for the last 5 years. He has been practicing as an attorney since 1972 and has a wide range of experience in business, criminal and personal injury litigation. He has served on the board of directors of Marine National Bank in Naples, Florida since 2001 up to 2003. He has been with John R. Hurley, P.A. since 1989. He received his B.A. from Michigan State University and obtained his J.D. from Wayne State University in 1972

James C. Walters, Sr.
For the last 5 years, Mr. Walter has engaged in private investment and entrepreneurial development. He is one of the founding members of Indigo-Energy, LP. In 1971, he built the largest All State Insurance Agencies and has been a part of such agency up to 2001, after which, he formed Business Financial Consultants, where he was appointed, and continues to act, as its President and Consultant since its inception.

All officers hold office until the first meeting of the Board after the annual meeting of stockholders next following his election or until his successor is elected and qualified. A director or officer may also resign at any time. There are no family relationships among directors or executive officers of Indigo.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE ABOVE NOMINEES.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Mr. Larson

On April 26, 2006, our Board of Directors approved the issuance of (i) 5,000,000 shares of our Super Preferred Stock to Mr. Dave Larson for employment services rendered. These 5,000,000 shares of Super Preferred Stock were cancelled.

Mr. Larson served as our President under the terms of his February 2006 consulting agreement. On December 21, 2006, the consulting agreement with Mr. Larson was terminated and in its place we entered into an employment agreement pursuant to which Mr. Larson would serve as our President for a two-year period commencing January 1, 2007. The agreement will automatically renew each year unless terminated for cause as defined in the agreement. As compensation, we agreed to pay Mr. Larson a salary of $17,250 per month. In addition, we agreed to issue to Mr. Larson options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 18,000,000 shares of our common stock at terms to be determined by our Board of Directors. During the year ended December 31, 2006, we incurred $69,500 to Mr. Larson as a consulting fee, and $54,373 as salary. On March 8, 2007, the Company entered into a new employment agreement with Mr. Larson that superceded, but provided for the identical terms of, cash compensation and restrictive covenants as Mr. Larson’s agreement of December 21, 2006. In addition, Mr. Larson received 5,000,000 shares of our Series B Convertible Preferred Stock in April 2007, which have been converted into 10,000,000 shares of our common stock as of May 7, 2007. Mr. Larson was also entitled to receive stock options or cashless warrants to acquire 30,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. On July 11, 2007, we entered into a Release and Settlement Agreement with Mr. Larson, pursuant to which Mr. Larson agreed to return 5,000,000 shares of our common stock and resign as the President, CEO and Board Director of the Company as requested by our Board of Directors, but no later than December 2007. Mr. Larson received a one-time settlement and separation fee of $100,000 to be paid by us in installments commencing July 25, 2007 through December 2007. In addition, for a period of one year, we will pay Mr. Larson a finder’s fee of 5% of the gross amount received by us in the form of a debenture, note or similar instrument, from lenders as introduced solely by Mr. Larson. This settlement agreement terminated our employment agreement with Mr. Larson and mutually released all obligations under the employment agreement.

We issued 18,000,000 shares to Dave Larson and his affiliate in compensation for consulting services Mr. Lasrson provided pursuant to a consulting agreement we entered into with him in February 2006. Mr. Larson became our President in February 2006. He is also a member of our Board of Directors.

In December 2006, we entered into a Termination Agreement with Mr. Larson to terminate the consulting agreement since it was subsequently determined that the services as contemplated by the consulting agreement had not been performed by Mr. Larson, resulting in a material breach of the terms of the consulting agreement. As a result, in December 2006, Mr. Larson returned the 18,000,000 shares of common stock we issued to him and his affiliate.

Transactions Involving Mr. Teeple

We issued 700,000 shares to Stanley Teeple, Inc. (“STI”), an entity owned by Stan Teeple, in compensation for consulting services Mr. Teeple provided to us. Mr. Teeple became our Secretary and Treasurer and Board Director since July 2006.

In December 2006, we entered into a Termination Agreement with STI to terminate the consulting agreement since it was subsequently determined that the scope of services was changed and redirected by the Company. As a result, in December 2006, STI returned the 700,000 shares to us. Mr. Teeple currently operates as the Company’s Chief Financial Officer under a consulting agreement, the terms of which have not materially changed since inception.

Transaction Involving Ms. Yonkus

On March 23, 2007, the Company entered into a Non-Exclusive Consulting Agreement with Ms. Yonkus wherein Ms. Yonkus agreed to provide consulting services to the Company. As compensation, Ms. Yonkus is to receive 3.5% of the total amount made available to the Company from an investor introduced by Mr. Yonkus to the Company (the “Introduced Party”). In addition, the agreement provides that she is to receive equity compensation equal to 5% of the share of common stock granted to the Introduced Party as well as warrants that will allo Ms. Yorkus to purchase 400,000 shares of the Company’s common stock, priced at $1.50 per share.

On April 26, 2007, the Company and Ms. Yonkus entered into an Addendum to the March 23, 2007 agreement by providing that Ms. Yonkus shall receive the greater of (i) $150,000 for every Introduced Party, or (ii) the 3.5% of the total amount made available to the Company by an Introduced Party.

Involvement in Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last five years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

DIRECTOR COMPENSATION

Independent Directors are compensated as follows: $1,000 in cash for each meeting attended, as well as reimbursement for all expenses incurred to and from board meetings. In addition, the independent directors of the Board receive options to purchase shares of common stock of the Company at the price prevailing on the date on which options are exercised.

Directors are reimbursed for reasonable travel expenses and are covered by the Company’s directors and officers insurance.

The Company had no Independent Directors for the fiscal year 2006.

INFORMATION ON SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of August 20, 2007, with respect to the beneficial ownership of the Company’s common stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, by each of the Company’s officers and directors, and by the officers and directors of the Company as a group.

Name and Address of Shareholders*	Shares Beneficially Owned (1)	Percentage Ownership (1)

Dave Larson	2,000,000	1.24%
Steve Durdin	2,391,681	1.5%
Stan Teeple		0
Mark Thompson	9,000,000	6.125%
Officers and Directors as a group (3) persons	7,391,681	2.74%

* Each shareholder’s address is c/o Indigo Energy, Inc. 701 N. Green Valley Pkwy, Suite 200, Henderson, Nevada 89074

(1) Based on an aggregate of 160,169,599 shares outstanding as of August 20, 2007.

INFORMATION ABOUT EXECUTIVE OFFICERS

The various corporate officers are elected annually by our Board. Each holds office until their successors are elected and duly qualified or until their resignation.

The current executive officers of the Company are as follows:

The directors and executive officers of the Company currently serving are as follows:

Name	Age	Title
David J Larson	56	Chief Executive Officer & Director and President
Stanley L. Teeple	58	Chief Financial Officer & Director and Secretary and Treasurer
Steve Durdin	41	Director
Mark A. Thompson.	51	President, HUB Energy, Inc.

David J. Larson was appointed President of Indigo-Energy, Inc. on February 27, 2006, having previously been appointed a director of the Company on February 22, 2006.  Mr. Larson was previously a consultant for the Company having been instrumental in the Company's reorganization with Procare America, Inc. Prior to his association with the Company; Mr. Larson’s 30-year business career has encompassed executive sales and marketing management positions with two Fortune 250 Company’s to President and CEO of a publicly traded water treatment company.

Stanley L. Teeple. Over the last 30 years Stan has held numerous senior management positions in a number of public and private companies across a broad spectrum of industries. In his capacity as a turnaround consultant he has taken over and ultimately owned, operated, and then sold two $50 plus million perishables distribution businesses involved in commercial, wholesale, franchise and retail operations. Additionally he has operated and worked for various court appointed trustees and principals as CEO, COO, and CFO in the entertainment, pharmaceuticals, food, travel, and tech industries.

Steve Durdin - Graduated from Rider University in Lawrenceville, New Jersey with a degree in Finance and, upon graduation, went to work for Allstate Insurance Company.  During a career that lasted for over 16 years, Steve moved from the ranks of associate agent to Senior Account agent and was asked to join the management team of the corporation in 1999.  In his management role, Steve was promoted through multiple levels of responsibility and eventually was given a seat on the Senior Staff Board for the company in the Midlantic Region.  In both of his tracks through Allstate (Agency Owner and Corporate Management), Steve was consistently recognized with awards for outstanding results and leadership.  During his tenure there, he learned volumes about building and growing organizations, raising capital, financial management and accountability and working within the public company arena.

Mark A. Thompson. Mr. Thompson effectively acts as our COO through his affiliate HUB. He has been in the Oil and Gas Business his entire life. He started working for his father and uncle as a teenager. In the 1970’s he was a Land Man and started his own company, MATCO. He expanded that business to include well drilling and brine haling. He later sold MATCO and formed MAT Oil and Gas, drilling over 250 wells in Pennsylvania. In 1992 MAT was dissolved and Mark purchased 100% of the stock of Mid-East Oil Company from the estate of Chuck Griffith, a Pittsburgh businessman. Since that time Mid-East has drilled over 750 wells and has constructed miles of pipeline systems. In the past six years Mark has been involved in numerous drilling ventures with a variety of partners. His philosophy has been one of discovering new fields, developing them to their full potential and finally selling the fields to larger industry participants. In 2001, Mid-East and its et al. sold the Olanta Field in Clearfield County, PA for $26 Million and in 2004 Mid-East and its partners sold the Pine Glen Field in Center County, PA for more than $40 Million. Both of the fields had been in production for less than four years. Mr. Thompson continues to develop new production with industry partners and public and private drilling partnerships.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid to or accrued by the executive officers named below during the fiscal years ended December 31, 2006 and 2005.

	2006
	Salary/	2006		2005	2005
	Consulting	All Other		Salary	All Other

David Larson (1)
Chief Executive Officer	$123,873	$800,000	(9)	-

Stanley Teeple (2)
Secretary and Treasurer	$175,000			-

David Albanese (3)	$32,000			-	$250,000

Alec Winfrey (4)	$40,000			-	$250,000

Curtis Fleming (5)	$6,000	$20,000		-	$237,500

James Holland(6)	$25,000			-	$250,000

Steve Durdin (7)	-	-		-	-

Mark Thompson (8)	$380,800	$270,686		-	-

(1) Mr. Larson served as our President under the terms of his February 2006 consulting agreement. On December 21, 2006, the consulting agreement with Mr. Larson was terminated and in its place we entered into an employment agreement pursuant to which Mr. Larson would serve as our President for a two-year period commencing January 1, 2007. The agreement will automatically renew each year unless terminated for cause as defined in the agreement. As compensation, we agreed to pay Mr. Larson a salary of $17,250 per month. In addition, we agreed to issue to Mr. Larson options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 18,000,000 shares of our common stock at terms to be determined by our Board of Directors. During the year ended December 31, 2006, we incurred $69,500 to Mr. Larson as a consulting fee, and $54,373 as salary. On March 8, 2007, the Company entered into a new employment agreement with Mr. Larson that superceded, but provided for the identical terms of, cash compensation and restrictive covenants as Mr. Larson’s agreement of December 21, 2006. In addition, Mr. Larson received 5,000,000 shares of our Series B Convertible Preferred Stock in April 2007, which were immediately converted into 10,000,000 shares of our common stock. Mr. Larson was also entitled to receive stock options or cashless warrants to acquire 30,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company. On July 11, 2007, we entered into a Release and Settlement Agreement with Mr. Larson, pursuant to which Mr. Larson agreed to return 5,000,000 shares of our common stock and resign as the President, CEO and Board Director of us as noticed by our Board of Directors, but no later than December 2007. Mr. Larson received a one-time settlement and separation fee of $100,000 to be paid by us in installments commencing July 25, 2007 through December 2007. In addition, for a period of one year, we will pay Mr. Larson a finder’s fee of 5% of the gross amount received by us in the form of a debenture, note or similar instrument, from lenders as introduced solely by Mr. Larson. This settlement agreement terminated our employment agreement with Mr. Larson and mutually released all obligations under the employment agreement.

(2) On May 26, 2006, we executed a consulting agreement with Stanley Teeple, Inc.(“STI”), an entity affiliated with Stanley Teeple, to provide services related to accounting and securities reporting for a one-time fee of $10,000 plus reimbursement of certain expenses. On June 15, 2006, we executed a new consulting agreement with STI to provide the aforementioned services for a compensation of $5,000 per week for six months and reimbursement of related costs. In July 2006, our Board of Directors appointed Stanley Teeple as our Secretary and Treasurer and Board Director. On December 21, 2006, we entered into a third consulting agreement with STI pursuant to which we agreed to pay STI a weekly consulting fee of $5,000, and issue to STI options or cashless exercise warrants during the first quarter of 2007 to acquire a minimum of 5,000,000 shares of our common stock at terms to be determined by our Board of Directors. The agreement was effective on January 1, 2007 for a two-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party. During the year ended December 31, 2006, we paid $175,000 to STI for consulting services, of which $20,000 was recorded as prepaid expense - related party as of December 31, 2006 and the remaining $155,000 was expensed. On March 8, 2007, the Company entered into a fourth consulting agreement with STI, which superceded but provided for the identical terms of cash compensation as STI’s agreement of December 21, 2006. In addition, STI is to be reimbursed for certain medical and dental insurance coverage, an auto allowance of $1,000 per month, and certain other fringe benefits. STI is also entitled to receive options or cashless warrants to acquire 20,000,000 shares of our common stock at prices to be determined by the terms of a stock option plan to be adopted by the Company.

(3) Mr. Albanese was our Secretary and Treasurer until he resigned on February 22, 2006. We agreed to have Mr. Albanese retain the 1,000,000 shares we previously issued to him, which were valued at $250,000 and pay him $24,000 in periodic payments through May 2006. Mr. Albanese agreed to be a consultant to us for a transitional period of at least 60 days. During the year ended December 31, 2006, we paid $32,000 to Mr. Albanese as a consulting fee.

(4) On February 22, 2006, our Board of Directors appointed Alex Winfrey to replace David Albanese as our Secretary and Treasurer and Board Director. On June 30, 2006, Mr. Winfrey resigned, upon which we agreed to have Mr. Winfrey retain the 1,000,000 shares of common stock he was granted in 2005 as compensation for his services which were valued at $250,000. During the year ended December 31, 2006, we paid $40,000 to Mr. Winfrey as a fee for his consulting services.

(5) Mr. Fleming became our President and Board Director on December 15, 2005, and on February 27, 2006, he resigned as our President and Board Director. On May 15, 2006, in connection with his resignation, our Board of Directors agreed to have Mr. Fleming retain 950,000 of the 1,000,000 shares we previously issued to him but canceled the remaining 50,000 shares, in consideration for which we paid Mr. Fleming $20,000 in periodic payments in 2006. The 950,000 shares were valued at $237,500.

(6) Mr. Holland served as an officer and director of our company in 2006 until he resigned on June 30, 2006. We agreed to have Mr. Holland retain the 1,000,000 shares we previously issued to him which were valued at $250,000. During the year ended December 31, 2006, we paid $25,000 to Mr. Holland as a consulting fee, of which $6,000 was paid to Mr. Holland as a severance payment.

(7) On April 14, 2007 we entered into a consulting agreement with Steve Durdin, who was appointed our Board Director on April 11, 2007, pursuant to which Mr. Durdin will assist the Company in raising funds, developing financial strategy, acting as a liaison with current investors and assisting with business development. We agreed to pay Mr. Durdin a weekly consulting fee of $1,200, and issue to Mr. Durdin options or cashless exercise warrants during the second quarter of 2007 to acquire a minimum of 6,000,000 shares of our common stock at terms to be determined by our Board of Directors. Payment of the consulting fee may be deferred by the Company, however he must be paid no later than August 1, 2007. The agreement was effective on April 1, 2007 for a one-year period and would be automatically renewed for consecutive one-year periods unless terminated by either party.

(8) Mark Thompson, President of HUB Energy, Inc., our field operations arm, is compensated through his affiliate HUB. Under the Company’s Advisory Service Agreement with HUB which was amended in March 2007, HUB is to receive 12,500,000 shares of our Series B convertible preferred stock. The 12,500,000 shares of Series B convertible preferred stock is convertible into shares of the Company’s common stock as follows: 5,000,000 shares are convertible into 10,000,000 shares immediately, and 2,500,000 shares are each convertible into 5,000,000 shares in April of 2008, 2008 and 2010, respectively. Under the Advisory Service Agreement, HUB is entitled to receive the following fees:

Drilling Services Fee. HUB is entitled to a nonrefundable drilling services fee in the amount of $7,500 per gross well (“Drilling Services Fee”), payable upon the completion of each well. The Drilling Services Fee will be reduced pro rata in the event that the owner of the gross well holds less than a sixty-two and one half percent (62.5%) working interest in such well.

Advance Fee. Prior to the execution of this agreement, the Company is required to have paid HUB a good faith deposit in the amount of $75,000 (the “Deposit”) to pay for such services as HUB deemed necessary in order to commence its obligations in connection with this agreement. HUB and the Company agreed that the Deposit will be amortized over the course of the first 10 net wells drilled and applied against the Drilling Services Fee payable for such net wells.

Reimbursement of Expenses. The Company is required to reimburse HUB for reasonable out-of-pocket expenses incurred by HUB in performing services including drilling and excavation activities relating to the wells.

Additional Drilling Services Fee for Shallow Wells. HUB is entitled to increase the Drilling Services Fee per well of each oil and gas well contracted for under this agreement for conventional shallow wells in Pennsylvania, West Virginia and Kentucky by an amount of $12,500 per gross well to cover all general and administrative expenses that will be incurred by HUB.

(9) Consists of 2,000,000 shares of the Company’s common stock valued at $0.40 per share.

The Company did not grant any options during 2006.

Compensation for Board Services and Reimbursement of Expenses

None

Employment Arrangements - Executives and Key Employees

None

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2006.

AUTHORIZATION AND ADOPTION OF STOCK OPTION PLAN
PROPOSAL NO. 2

This 2007 Stock Option Plan of Indigo-Energy, Inc. (the "2007 Stock Option Plan" or the “Plan”), attached hereto as Exhibit A, is intended to further the growth and financial success of the Company by providing additional incentives to selected employees, directors, and consultants to the Company so that such employees and consultants may acquire or increase their proprietary interest in the Company.

Stock options granted under the Plan (hereinafter "Options") may be either "Incentive Stock Options," (“ISO”) as defined in Section 422A of the Code and any regulations promulgated under said Section, or "Non-Qualified Stock Options" (“NQSO”) at the discretion of the Board of Directors of the Company (the "Board") and as reflected in the respective written stock option agreements granted pursuant hereto.

The Board of Directors of the Company has unanimously approved and recommends to the shareholders that they approve the proposal to adopt the 2007 Stock Option Plan covering 40,000,000 shares of the Company's Common Stock, which is approximately 25% of the Common Stock currently issued and outstanding. The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the Plan, as it will provide sufficient shares to enable the Board to utilize stock based incentive compensation for both current and future employees of the Company, directors and other providers of services to the Company.

The proposed 2007 Stock Option Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE IN FAVOR OF PROPOSAL 2

At August 20, 2007, the closing market price of the Company's shares was $0.31

SUMMARY OF THE PLAN

The following is a summary of the provisions of the Plan.

Administration

The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

Eligibility

Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under the Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under the Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

Terms and Conditions

All Options granted under the 2007 Stock Option Plan shall be subject to the terms and conditions provided therein, including:

1.
Time of Option Exercise. Subject to the other relevant provisions of the Plan, Options granted under the Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

2.
Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under the Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

3.	Payment. All options issued under the Plan are deemed to be cashless. Options may be exercised using the intrinsic value of the options.

4.
Termination of Employment. All options issued under the plan are to be vested immediately unless stipulated otherwise by the Administrator at the time of issuance. The Employee shall have 90 days from termination to exercise the option or it shall expire.

5.	Determination of Value. For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a) Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

Federal Income Tax Consequences

The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two (2) years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3

L J Soldinger Associates, LLC has served as the Company’s independent auditors since January 1, 2006 and has been appointed by the Audit Committee to continue as the Company’s independent auditors for the fiscal year ending December 31, 2007. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

L J Soldinger Associates, LLC has no interest, financial or otherwise, in the Company. A representative of L J Soldinger Associates, LLC is expected to be present at the Annual Meeting. The auditors will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The proxy holders intend to vote the shares represented by proxies to ratify the Board’s selection of L J Soldinger Associates, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

Approval of this proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF L J SOLDINGER ASSOCIATES, LLC AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

ADDITIONAL INFORMATION

Other Business

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

Stockholder Proposals

In order for stockholders proposals to be included in Indigo’s proxy statement for the 2008 Annual Meeting, they must be received by Indigo at its principal executive office, 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89074 by December 30, 2007. All other stockholder proposals, including nominations for Directors, must be received by Indigo not less than 60 days or more than 90 days prior to such Meeting, which is tentatively scheduled for the second quarter of 2008.

Availability of Certain Documents Referred to Herein

This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Stanley L. Teeple at 701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada 89074.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Stanley L. Teeple
Stanley L. Teeple

Henderson, Nevada
August 31, 2007

PROXY	PROXY
INDIGO-ENERGY, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON OCTOBER 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanley L. Teeple, Chief Financial Officer of the Company, as proxy for the undersigned, with full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Indigo-Energy, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on October 15, 2007 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT—This proxy must be signed and dated on the next page.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Indigo-Energy, Inc. to be held at the Green Valley Ranch Resort, 2300 Paseo Verde Dr., Henderson, Nevada 89052 on October 15, 2007, at 3:00 P.M. local time.

Please read the Proxy Statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS

1. Election of Directors
	For	Withhold
Nominees:
Stanley L. Teeple	[_]	[_]
Stacey Yonkus	[_]	[_]
Frank Garufi	[_]	[_]
John R. Hurley	[_]	[_]
James C. Walters, Sr.	[_]	[_]

(Except nominee(s) written above)
	For	Against	Abstain
2. To authorize and adopt the 2007 Stock Option Plan of Indigo-Energy, Inc.	[_]	[_]	[_]

	For	Against	Abstain
3. To ratify the appointment of LJ Soldinger Associates, LLC as the Company’s independent accounting firm for the fiscal year ending December 31, 2007.	[_]	[_]	[_]

Dated: September ___, 2007

Signature

Name (printed)
Title

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

EXHIBIT A

2007 STOCK OPTION PLAN
OF
Indigo-Energy, Inc.

1.	PURPOSES OF THE PLAN

1.1.	The purposes of the 2007 Stock Option Plan (the “Plan”) of Indigo-Energy, Inc., a Nevada corporation (the “Company”), are to:

1.2.	Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

1.3.	Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

1.4.	Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the “Shares”).

1.5.
Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “non-qualified stock options” (“NQSOs”).

2.	ELIGIBLE PERSONS

2.1.
Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQSOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.	STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 of the Plan, the total number of Shares, which may be issued under Options granted pursuant to this Plan, shall not exceed forty million (40,000,000) Shares. The Shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

4.	ADMINISTRATION

4.1.
The Plan shall be administered by either the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of the Plan, may be delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of such Committee, if any, in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2.
Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options; (b) to determine the fair market value of the Shares subject to Options; (c) to determine the exercise price of Options granted; (d) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (e) to interpret this Plan; (f) to prescribe, amend, and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (h) with the consent of the optionee, to modify or amend any Option; (i) to defer (with the consent of the optionee) the exercise date of any Option, but in no circumstances for a longer term than ten (10) years from the date of the original grant; (j) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (k) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

4.3.	All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.	GRANTING OF OPTIONS; OPTION AGREEMENT

5.1.	No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

5.2.	Each Option shall be evidenced in a form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

5.3.	The stock option agreement shall specify whether each Option it evidences is an NQSO or an ISO.

5.4.
Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees or directors of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.	TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQSOs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1.	Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1.
Changes in Capital Structure. Subject to Section 6.2.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2.
Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3.
Time of Option Exercise. Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (each such date on such schedule, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4.	Option Grant Date. The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5.
Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQSOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6.	Payment. All options issued under this plan are deemed to be cashless. Options may be exercised using the intrinsic value of the options.

(a) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of Shares already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares being delivered is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(b) Subject to the discretion of the Administrator, through the surrender of Shares then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such Shares is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7.
Termination of Employment. All options issued under this plan are to be vested immediately unless stipulated otherwise by the Administrator at the time of issuance. The Employee shall have 90 days from termination to exercise the option or it shall expire.

6.1.8.
Withholding and Employment Taxes. At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned Shares or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have Shares (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9.
Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10.	Determination of Value. For purposes of the Plan, the fair market value of Shares or other securities of the Company shall be determined as follows:

(a) Fair market value shall be the closing price of such stock on the date before the date the value is to be determined on the principal recognized securities exchange or recognized securities market on which such stock is reported, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date before the date the value is to be determined (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or similar line of business.

6.1.11
Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2.	Terms and Conditions to Which Only NQSOs Are Subject. Options granted under this Plan which are designated as NQSOs shall be subject to the following terms and conditions:

6.2.1.	Exercise Price.

(a) Except as set forth in Section 6.2.1(b), the exercise price of an NQSO shall be not less than 100% of the fair market value (determined in accordance with Section 6.1.10) of the stock subject to the Option on the date of grant.

(b) To the extent required by applicable laws, rules and regulations, the exercise price of a NQSO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Shareholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.	Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1.	Exercise Price.

(a) Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b) The exercise price of an ISO granted to any Ten Percent Shareholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2.
Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3.
Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.1, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4.	Term. Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.	MANNER OF EXERCISE

7.1.
An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

7.2.
Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

12.	EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board; provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall be of the same force and effect as if such approval was obtained except that all ISOs granted hereunder shall be treated as NQSOs. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan shall terminate within ten years from the date of its adoption by the Board.